John Kinross-Kennedy, CPA, ABV, CVA

17848 Skypark Circle, Suite C

Irvine, CA  92614-6401

(949) 955-2522.  Fax (949) 724-3817

kinross@zamucen.com

March 12, 2007

Securities and Exchange Commission

Station Place

100 F Street NE

Washington, D.C.  20549

Re:

BodyTel Scientific Inc., (formerly Sellcell.net)

Commission File No. 000-51633

Ladies and Gentlemen:

I have read the statement made by BodyTel Scientific, Inc. (copy attached), which I understand will be filed with the Securities and Exchange Commission, pursuant to item 4.01 of Form 8-K/A, as part of the Form 8-K/A of Body Tel Scientific, Inc. (formerly Sellcell.net) dated March 12, 2007.  I agree with the statements concerning my Firm in such Form 8-K/A.

Very truly yours,

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA, ABV, CVA